                                                                    EXHIBIT 10.6
                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

                                by and between

                       HEALTH SCIENCE PROPERTIES, INC.,

                            a Maryland corporation,

                                      and

                              JERRY M. SUDARSKY,

                                 an individual

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

                          TABLE OF CONTENTS
                          -----------------
                                                                  PAGE

1.  Position and Duties; Location................................   1
    -----------------------------

2.  Term of Employment...........................................   1
    ------------------
    2.1.  Term...................................................   1
          ----

3.  Compensation, Benefits and Reimbursement.....................   2
    ----------------------------------------
    3.1. Base Salary.............................................   2
         -----------
          (a) Earned Base Salary.................................   2
              ------------------
          (b) Payment............................................   2
              -------
    3.2. Increases in Base Salary................................   3
         ------------------------
    3.3. Bonus...................................................   3
         -----
    3.4. Stock Options...........................................   4
         -------------
    3.5. Additional Benefits.....................................   4
         -------------------
          (a) Officer Benefits...................................   4
              ----------------
          (b) Vacation...........................................   5
              --------
          (c) Disability Insurance...............................   5
              --------------------
          (d) Reimbursement for Expenses.........................   5
              --------------------------
          (e) Retirement Benefit.................................   6
              ------------------
          (f) Withholding........................................   6
              -----------
4. Termination of the Agreement..................................   7
   ----------------------------
    4.1. Termination by Corporation Defined......................   7
         ----------------------------------
          (a) Termination Without Cause..........................   7
              -------------------------
          (b) Termination For Cause..............................   7
              ---------------------
          (c) Termination by Reason of
              ------------------------
              Death or Permanent Disability......................   7
              -----------------------------
    4.2. Termination by Officer Defined..........................   8
         ------------------------------
          (a) Termination Other Than For Good Reason.............   8
              --------------------------------------
          (b) Termination For Good Reason........................   8
              ---------------------------
          (c) Good Reason Following a Change in Control..........   8
              -----------------------------------------
    4.3. Effect of Termination...................................  10
         ---------------------
          (a) Termination by Corporation.........................  10
              --------------------------
               (i) Termination Without Cause, Death
                   --------------------------------
                   or Permanent Disability.......................  10
                   -----------------------
              (ii) Termination For Cause.........................  11
                   ----------------------
          (b) Termination by Officer.............................  11
              ----------------------
               (i) Termination Other Than For Good Reason........  11
                   --------------------------------------
              (ii) Termination For Good Reason...................  11
                     ---------------------------
          (c) Termination by Reason of Expiration
              -----------------------------------
              of Contract Term...................................  11
              ----------------

                                       i
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     4.4. Severance Payment......................................  12
          -----------------
             (a)   Definition of "Severance Payment."............  12
                   --------------------------------
             (b)   Payment of Severance Payment..................  12
                   ----------------------------
             (c)   Other Severance Benefits......................  13
                   ------------------------
             (d)   Change in Control.............................  13
                   -----------------
     4.5. Consulting Arrangement.................................  14
          ----------------------
     4.6. Gross-Up...............................................  15
          --------
     4.7. Offset.................................................  16
          ------

5.  Noncompetition...............................................  16
    --------------

6.  Miscellaneous................................................  16
    -------------
     6.1.  Payment Obligations...................................  16
           -------------------
     6.2.  Confidentiality.......................................  16
           ---------------
     6.3.  Waiver................................................  16
           ------
     6.4.  Entire Agreement; Modifications.......................  17
           -------------------------------
     6.5.  Notices...............................................  17
           -------
     6.6.  Headings..............................................  17
           --------
     6.7.  Governing Law.........................................  17
           -------------
     6.8.  Arbitration...........................................  18
           -----------
     6.9.  Severability..........................................  18
           ------------
     6.10. Survival of Corporation's Obligations.................  18
           -------------------------------------
     6.11. Survival of Certain Rights and Obligations............  19
           ------------------------------------------
     6.12. Counterparts..........................................  19
           ------------
     6.13. Indemnification.......................................  20
           ---------------

SIGNATURE PAGE...................................................  20

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

                THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 9th day of June, 1994, and shall be retroactively effective as of the 1st day of February, 1994 (the latter date shall be referred to as the "Effective Date"), by and between HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("Corporation"), and JERRY M. SUDARSKY, an individual ("Officer").


                                    RECITAL
                                    -------

                Corporation desires to employ Officer as its Chairman and Chief Executive Officer, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. POSITION AND DUTIES: LOCATION.
     -----------------------------

                During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its Chairman and Chief Executive Officer. Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report to the Board of Directors of Corporation and at all times during the term of this Agreement shall have powers and duties at least commensurate with his positions as Chairman and Chief Executive Officer. Officer shall be based at the principal executive offices of Corporation in the Los Angeles, California metropolitan area, except for required travel on Corporation's business.

  2. TERM OF EMPLOYMENT.
     ------------------

                2.1. TERM. The term ("Term") of this Agreement shall
                     ----
  commence on the Effective Date and shall continue until December 31, 1995; provided, however, that on December 31, 1995, and on each anniversary thereof, the Term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days prior to December 31, 1995 or such anniversary

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  thereof, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement. If Officer's employment hereunder shall terminate by reason of the expiration of the Term (including any extensions thereof), the date of such termination shall be referred to as the "Termination Date." The date of any termination of Officer's employment pursuant to this Agreement that occurs prior to the expiration of the Term (including any extensions thereof) shall be referred to as the "Early Termination Date."

  3. COMPENSATION, BENEFITS AND REIMBURSEMENT.
     ----------------------------------------

                 3.1. Base Salary. During the Term of this Agreement and subject to the terms and conditions set forth herein, Corporation agrees to pay to Officer an initial annual "Base Salary" of Two Hundred Forty Thousand Dollars ($240,000), or such higher amount as may from time to time be determined by Corporation. Unless otherwise agreed in writing by Officer and Corporation, and subject to subparagraph (b) below, the Base Salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corporation in existence from time to time.

                 (a) EARNED BASE SALARY. For purposes of any early termination
                     ------------------
  of this Agreement as provided in Paragraph 4 below, the term "Earned Base Salary" shall mean all semimonthly installments of the Base Salary which have become due and payable to Officer pursuant to this Paragraph 3.1, together with any partial monthly installment prorated on a daily basis up to and including the applicable Termination Date.

                 (b) PAYMENT. The initial Base Salary shall be paid to Officer
                     -------
as follows:

                        (i) Payment of the gross amount of Officer's semimonthly installment of initial Earned Base Salary as contemplated in Paragraph 3.1 above shall be reduced by one-fourth (1/4). Each said one-fourth (1/4) amount shall be earned, but payment thereof deferred as set forth below:

                               a) Three-fourths (3/4) of the gross amount of
                       each of Officer's semimonthly installments of initial Base Salary shall be paid to Officer as set forth in Paragraph 3.1 above.

                               b) Payment of the remaining earned but deferred
                       one-fourth (1/4) of the gross amount of

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                        each of Officer's semimonthly installments of initial
                        Base Salary, together with the commencement of the payment of full semimonthly installment of Officer's Earned Base Salary, shall be paid upon the earlier to occur of the following events ("Trigger Date"):

                                       i) The effective date of Corporation's
                               underwritten initial public offering;

                                      ii) The closing of any debt and/or equity
                               financing of Corporation occurring after the Effective Date of this Agreement in an amount not less than Fourteen Million Dollars ($14,000,000);

                                     iii) October 1, 1994; or

                                      iv) Death or the Permanent Disability (as
                                defined below) of Officer.

                3.2. INCREASES IN BASE SALARY. Officer's Base Salary shall be
                     ------------------------
  reviewed no less frequently than on each anniversary of the Effective Date during the Term of this Agreement by the Board of Directors of Corporation (or such committee as may be appointed by the Board for such purpose). The Base Salary payable to Officer shall be increased on each such anniversary date (and such other times as the Board or a committee of the Board may deem appropriate during the Term of this Agreement) to an amount determined by the Board (or a committee of the Board). Each such new Base Salary shall become the base for each successive year's increase; provided, however, that such increase, at a minimum, shall be equal to the cumulative cost-of-living increment as reported in the "Consumer Price Index, Los Angeles, California, All Items," published by the U.S. Department of Labor (the "CPI"), using January 1, 1994 as the base date for comparison. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligations of Corporation hereunder and, once established at an increased specified rate, Officer's Base Salary shall not be reduced unless Officer otherwise agrees in writing.

                3.3. BONUS. Officer shall be eligible to receive a bonus for
                     -----
  each fiscal year of Corporation (or portion thereof) during the Term of this Agreement, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors (or a committee of the Board) based upon its evalua-tion of Officer's performance during such year and such other factors and conditions as the Board (or a committee of the Board) deems relevant. Any such bonus shall be payable within seventy-five (75) days after the end of Corporation's fiscal year to which such bonus relates. The Board of Directors shall, at an appropriate subsequent time, consider the establishment of an annual incentive compensation plan providing for the payment of a minimum annual bonus based upon the achievement of certain objective criteria for the benefit of Officer and other specified executive officers of Corporation.

                 3.4. STOCK OPTIONS. Pursuant to the terms of the stock option
                      -------------
  agreement issued under Corporation's Stock Option Plan, Corporation has granted to Officer the right and option to purchase an aggregate of 2,500 shares of the authorized but unissued Common Stock of Corporation on the terms and conditions set forth therein. Nothing contained herein shall be construed to increase or decrease Officer's compensation and/or benefits in existence at the time the options are granted.

                 3.5. ADDITIONAL BENEFITS. Officer shall be entitled to the
                      -------------------
  following additional benefits under this Agreement:

                 (a) OFFICER BENEFITS. During the Term of this Agreement,
                     ----------------
  Officer shall be eligible to participate in such of Corporation's benefit and deferred compensation plans as are made available to executive officers of Corporation, including, without limitation, Corporation's stock incentive plans, annual incentive compensation plans, profit sharing/pension plans, deferred compensation plans, annual physical examinations, dental, vision, sick pay, and medical plans, personal catastrophe and accidental death insurance plans, financial planning and automobile arrangements, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Officer's employment with the Corporation will be deemed to have commenced on the Effective Date of this Agreement. Until Corporation adopts a package of health and medical benefits, Corporation shall promptly reimburse Officer for payments made by Officer (i) with respect to the continuation of benefits provided by Officer's previous employer pursuant to Section 4980B ("COBRA") of the Internal Revenue Code of 1986, as amended ("Code"), and (ii) upon expiration of COBRA coverage to maintain substantially similar health and medical benefits coverage for Officer and his family.

                 (b) VACATION. Officer shall be entitled to four (4) weeks of
                     --------
  vacation during each year during the Term of this Agreement and any extensions thereof, prorated for partial years. Any accrued vacation not taken during any year may be carried forward to subsequent years; provided that Officer may not accrue more than eight (8) weeks of unused vacation at any time.

                 (c) DISABILITY INSURANCE. Commencing on the Trigger Date, and
                     --------------------
  for the Term of this Agreement, Corporation shall, at its sole cost and expense, procure and keep in effect disability insurance similar to Officer's current disability insurance policy on Officer, payable to Officer in an annual amount not less than sixty percent (60%) of Officer's Base Salary then in effect ("Disability Policy"); provided, however, that Corporation shall not be required to provide such disability insurance to the extent it is unable to procure such disability insurance at a reasonable cost to Corporation. For purposes of this Agreement, "Permanent Disability" shall have the same meaning as is ascribed to such term in the Disability Policy (including the COBRA Disability Policy) covering Officer at the time of occurrence of any such Permanent Disability; provided, however, that during any period when no Disability Policy is in effect, "Permanent Disability" shall mean Officer's absence, as the result of Officer's incapacity due to physical or mental illness, from the full-time performance of his duties with Corporation for six
  (6) consecutive months, and Officer's failure to have returned to the fulltime performance of his duties within thirty (30) days after Corporation has provided Officer with written notice of its intent to terminate his employment for Permanent Disability.

                 (d) REIMBURSEMENT FOR EXPENSES. During the Term of this
                     --------------------------
  Agreement, Corporation shall reimburse Officer for all reasonable out-of-pocket business and/or entertainment expenses incurred by Officer for the purpose of and in connection with the performance of his services pursuant to this Agreement. Officer shall be entitled to such reimbursement upon the presentation by Officer to Corporation of vouchers or other statements itemizing such expenses in reasonable detail consistent with Corporation's policies. In addition, Officer shall be entitled to reimbursement for (i) dues and membership fees in professional organizations and/or industry associations in which Officer is currently a member or becomes a member, and (ii) appropriate industry seminars and mandatory continuing education.

                 (e) RETIREMENT BENEFIT. Commencing on the earlier of the
                     ------------------
  Termination Date or the Early Termination Date, as applicable, but in no event prior to the Trigger Date, the Company shall pay Officer an annual retirement benefit equal to 25% of Officer's highest Base Salary in effect during the Term of this Agreement; provided, however, that following commencement of
                          --------  -------
  payment of the retirement benefit, the amount of the retirement benefit shall be increased on January 1st of each year in an amount equal to the cumulative cost-of-living increment as reported in the CPI, using January 1st of the year in which the retirement benefit commences as the base date for comparison. The benefit shall be payable monthly, beginning on the first day of the month following the month in which the Termination (for any reason or for no reason) of this Agreement occurs and shall be in the form of a 100% joint and survivor annuity on the lives of Officer and Officer's then living spouse, if any. In the event of Officer's death prior to the commencement of the retirement benefit under this Paragraph 3.5(e), Officer's surviving spouse, if any, shall be entitled to receive, commencing on the first day of the month coinciding with or next following Officer's death, the retirement benefit she would have received had Officer retired and commenced receiving benefits immediately prior to his death. Amounts payable under this Paragraph 3.5(e) shall be offset by any amounts paid to Officer under any Disability Policy maintained by Corporation. Notwithstanding anything to the contrary in this Paragraph 3.5(e), no amounts shall accrue or be payable pursuant to this Paragraph 3.5(e) during any period in which the Consulting Agreement is in effect under Paragraph 4.5 hereof. Notwithstanding anything to the contrary in this Paragraph 3.5(e), in the event that (x) the Board determines in good faith that the possible long-run losses of Corporation may reasonably be expected to increase unreasonably if Corporation is not dissolved and (y) such dissolution is effected in accordance with applicable law, the Board may terminate Officer's right to the Retirement Benefit upon twelve (12) months' notice to Officer.

                 (f) WITHHOLDING. Compensation and benefits paid to Officer
                     -----------
  under this Agreement shall be subject to applicable federal, state and local wage deductions and other deductions required by law.

  4. TERMINATION OF THE AGREEMENT.
     ----------------------------

                 4.1. TERMINATION BY CORPORATION DEFINED.
                      ----------------------------------

                 (a) TERMINATION WITHOUT CAUSE. Subject to the provisions set
                     -------------------------
  forth in Paragraph 4.3 below, "Termination Without Cause" shall constitute any termination of this Agreement by Corporation other than termination for Cause as defined in Paragraph 4.1(b) below or by reason of Death or Permanent Disability as set forth in paragraph 4.1(c) below. The effective date of any such Termination without Cause shall be the applicable Early Termination Date.

                 (b) TERMINATION FOR CAUSE. Subject to the provisions set forth
                     ---------------------
  in Paragraph 4.3 below, prior to the Termination Date, Corporation shall have the right to terminate this Agreement for Cause immediately after written notice has been delivered to Officer, which notice shall specify the reason for and the effective date of such Termination (which date shall be the applicable Early Termination Date). For purposes of this Agreement, "Cause" shall mean the following:

                        (i) Officer's use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of Officer's duties under this Agreement;

                        (ii) Officer's criminal conviction of fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony; or

                        (iii) Officer's willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by Officer within thirty (30) days after Corporation's written notice thereof specifying the nature of such willful Material Breach. For purposes of this Paragraph 4.1(b), the term willful "Material Breach" shall mean the substantial and continual willful nonperformance of Officer's duties under this Agreement which the Board of Directors determines has resulted in material injury to Corporation.

                 (c) TERMINATION BY REASON OF DEATH OR PERMANENT DISABILITY.
                     ------------------------------------------------------
  Subject to the provisions set forth in Paragraph 4.3 below, prior to the Termination Date, Corporation shall have the right to terminate this Agreement by reason of Officer's death or Permanent Disability. The effective date of any such termination shall be the applicable Early Termination Date.

                 4.2. TERMINATION BY OFFICER DEFINED.
                      ------------------------------

                 (a) TERMINATION OTHER THAN FOR GOOD REASON. Subject to the
                     --------------------------------------
  provisions set forth in Paragraph 4.3 below, Officer shall have the right to terminate this Agreement for any reason other than for Good Reason (as defined in Paragraph 4.2(b) below), at any time prior to the Termination Date, upon written notice delivered to Corporation thirty (30) days prior to the effective date of termination specified in such notice (which date shall be the applicable Early Termination Date).

                 (b) TERMINATION FOR GOOD REASON. Subject to the provisions of
                     ---------------------------
  Paragraph 4.3 below, Officer shall have the right to terminate this Agreement prior to the Termination Date in the event of the material breach of this Agreement by Corporation, if such breach is not cured by Corporation within thirty (30) days after written notice thereof specifying the nature of such breach has been delivered to Corporation, or, following a Change of Control as defined in Paragraph 4.4(d) below, under the circumstances set forth in Paragraph 4.2(c) below. The effective date of any such termination shall be the applicable Early Termination Date. For purposes of this Agreement, termination of this Agreement by Officer in the event of Corporation's material breach of this Agreement in accordance with the provisions of this Paragraph 4.2(b) or the provisions of Paragraph 4.2(c) below shall be defined as termination by Officer for "Good Reason."

                 (c) GOOD REASON FOLLOWING A CHANGE IN CONTROL. Following a
                     -----------------------------------------
  Change in Control as defined in Paragraph 4.4(d) below, "Good Reason" shall mean, without Officer's express written consent, a material breach of this Agreement by Corporation, including the occurrence of any of the following circumstances, which breach is not fully corrected within thirty (30) days after written notice thereof specifying the nature of such breach has been delivered to Corporation:

                        (a) the assignment to Officer of any duties inconsistent with the position in Corporation that Officer held immediately prior to the Change in Control, or an adverse alteration in the nature or status of Officer's responsibilities from those in effect immediately prior to such change;

                        (b) a substantial change in the nature of the business operations of Corporation;

                         (c) a reduction by Corporation in Officer's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                         (d) the relocation of Corporation's principal executive offices to a location outside the Los Angeles metropolitan area (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control) or Corporation's requiring Officer to be based anywhere other than the Corporation's principal executive offices except for required travel on Corporation's business to an extent substantially consistent with Officer's business travel obligations immediately prior to the Change in Control;

                        (e) the failure by Corporation to pay Officer any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all officers of Corporation and all officers of any person whose actions resulted in a Change in Control or any person affiliated with Corporation or such person, or to pay Officer any portion of an installment of deferred compensation under any deferred compensation program of Corporation, within seven (7) days of the date such compensation is due;

                        (f) the failure by Corporation to continue in effect any compensation plan in which Officer participates immediately prior to the Change in Control which is material to Officer's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Corporation to continue Officer's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of participation relative to other participants, as existed at the time of the Change in Control;

                        (g) the failure by Corporation to continue to provide Officer with benefits substantially similar to those under any of Corporation's life insurance, medical, health and accident, or disability plans in which Officer was participating at the time of the Change in Control, the taking of any action by Corporation which would directly or indirectly materially reduce any of such benefits or deprive Officer of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by Corporation to provide Officer with the number of paid vacation days to which he is entitled on the basis of years of service with Corporation in accordance with Corporation's normal vacation policy in effect at the time of the Change in Control; or

                        (h) the failure of Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

                 Officer's right to terminate Officer's employment for Good Reason shall not be affected by Officer's incapacity due to physical or mental illness. Officer's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                4.3. EFFECT OF TERMINATION. In the event that this Agreement is
                     ---------------------
  terminated by Corporation or Officer prior to the Termination Date in accordance with the provisions of this Paragraph 4, the obligations and covenants of the parties under this Paragraph 4 shall be of no further force and effect, except for the obligations of the parties set forth below in this Paragraph 4.3, and such other provisions of this Agreement which shall survive termination of this Agreement as provided in Paragraph 6.11 below. Except as otherwise specifically set forth, all amounts due upon termination shall be payable on the date such amounts would otherwise have been paid had the Agree-ment continued through its Term; provided, however, that Deferred Amounts (as defined in Paragraph 4.3(a)(i) below) shall be payable within thirty (30) days following the Early Termination Date. In the event of any such early termination in accordance with the provisions of this Paragraph 4.3, Officer shall be entitled to the following:

                 (a) TERMINATION BY CORPORATION.
                     --------------------------

                        (i) TERMINATION WITHOUT CAUSE, DEATH OR PERMANENT
                            ---------------------------------------------
  DISABILITY. In the event that Corporation terminates this Agreement without
  ----------
  Cause pursuant to Paragraph 4.1(a) above or by reason of death or Permanent Disability pursuant to Paragraph 4.1.(c) above, Officer shall be entitled to
  (i) Earned Base Salary; (ii) earned benefits and reimbursable expenses; (iii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iv) any compensation earned but deferred, either pursuant to Paragraph 3.1(b) above or otherwise ("Deferred Amounts"); and (v) the Severance Payment (as defined in Paragraph 4.4(a) below).

                        (ii) TERMINATION FOR CAUSE. In the event that
                             ---------------------
  Corporation terminates this Agreement for Cause pursuant to Paragraph 4.1(b) above, Officer shall be entitled to (i) Earned Base Salary; (ii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iii) earned benefits and reimbursable expenses; and (iv) any Deferred Amounts. Officer shall not in such event be entitled to the Severance Payment.

                 (b) TERMINATION BY OFFICER.
                     ----------------------

                        (i) TERMINATION OTHER THAN FOR GOOD REASON. In the event
                            --------------------------------------
  that Officer terminates this Agreement other than for Good Reason, Officer shall be entitled to (i) Earned Base Salary; (ii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iii) earned benefits and reimbursable expenses; and (iv) any Deferred Amounts. Officer shall not in such event be entitled to the Severance Payment.

                        (ii) TERMINATION FOR GOOD REASON. In the event that
                             ---------------------------
  Officer terminates this Agreement for Good Reason, Officer shall be entitled to (i) Earned Base Salary; (ii) earned benefits and reimbursable expenses;
  (iii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iv) any Deferred Amounts; and (v) the Severance Payment (as defined in Paragraph 4.4(a) below).

                 (c) TERMINATION BY REASON OF EXPIRATION OF CONTRACT TERM. In
                     ----------------------------------------------------
  the event that Officer's employment terminates on the Termination Date by reason of expiration of the Term, Officer shall be entitled to (i) Earned Base Salary; (ii) earned benefits and reimbursable expenses; and (iii) any earned bonus which has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Termination Date, but which has not been received by Officer as of such date. Officer shall not in such event be entitled to the Severance Payment.

                 4.4. SEVERANCE PAYMENT.
                      -----------------

                 (a) DEFINITION OF "SEVERANCE PAYMENT". For purposes of this
                     ---------------------------------
  Agreement, the term "Severance Payment" shall mean an amount equal to the sum of (i) the portion of Officer's Base Salary then in effect otherwise payable to Officer during the remainder of the Term (including any extensions thereof) had such early termination of this Agreement not occurred ("Severance Period"), provided that in no event shall the Severance Period be less than six (6) months, and (ii) the amount of the bonus paid to Officer with respect to the most recently ended fiscal year of Corporation ("Final Year's Bonus"), provided that in no event shall the Final Year's Bonus be less than an amount equal to 50% of the Base Salary then in effect; provided, further, that in the event that, following a Change in Control as defined in Paragraph 4.4(d) below, Officer terminates this Agreement for Good Reason pursuant to Paragraphs 4.2(b) and 4.2(c) above or Corporation terminates this Agreement without Cause pursuant to Paragraph 4.1(a) above, the term "Severance Payment" shall mean an amount equal to three (3) times the sum of the Base Salary then in effect and the Final Year's Bonus (such Bonus not to be less than 50% of such Base Salary); and further provided, however, notwithstanding anything to the contrary herein, that in the event that (x) Officer's employment is terminated in connection with or following the Board's good faith determination that the possible long-run losses of Corporation may reasonably be expected to increase unreasonably if Corporation is not dissolved and (y) such dissolution is effected in accordance with applicable law, the term "Severance Payment" shall mean the sum of the Base Salary then in effect and the Final Year's Bonus (such Bonus not to be less than 50% of such Base Salary), and the term "Severance Period" shall mean the one-year period immediately following Officer's date of termination of employment.


                 (b) PAYMENT OF SEVERANCE PAYMENT. In the event that Officer is
                     ----------------------------
  entitled to any Severance Payment pursuant to Paragraph 4.3 above, that portion of such Severance Payment calculated on the basis of Base Salary shall be payable in monthly installments during the Severance Period, in accordance with the provisions set forth in Paragraph 3.1 above, and that portion of such Severance Payment calculated on the basis of the Final Year's Bonus shall be payable on the date a bonus payment as to the then current fiscal year would ordinarily have been made had Officer continued in Corporation's employment; provided, however, that in the event of a Termination Upon a Change in Control as defined in Paragraph 4.4(d) below, the entire Severance Payment shall be payable in a lump sum within ten (10) days following the effective date of such termination.

                 (c) OTHER SEVERANCE BENEFITS. In the event that Officer is
                     ------------------------
  entitled to any Severance Payment pursuant to Paragraph 4.3 above, he shall also be entitled to full and immediate vesting of any awards granted to Officer under Corporation's stock option or incentive compensation plans, and continued participation throughout the Severance Period in all employee welfare and pension benefit plans, programs or arrangements. In the event Officer's participation in any such plan, program or arrangement is barred by the terms thereof, Corporation shall arrange to provide Officer with substantially similar benefits.

                 (d) CHANGE IN CONTROL. For purposes of this Agreement,
                     -----------------
  "Termination Upon a Change of Control" shall mean a termination of this Agreement, following a "Change in Control," by Officer for Good Reason or by Corporation other than for Cause. A "Change in Control" shall be deemed to have occurred if, following Corporation's underwritten initial public offering:

                        (i) any "person," as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Corporation; any trustee or other fiduciary holding securities under an employee benefit plan of Corporation; or any company owned, directly or indirectly, by the stockholders of Corporation in substantially the same proportions as their ownership of stock of Corporation) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation (not including in the securities beneficially owned by such person any securities acquired directly from Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of Corporation's then outstanding securities; or

                        (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Corporation to effect a transaction described in subparagraph
  (i), (iii) or (iv) of this Paragraph 4.4(d)) whose election by the Board of Directors of nomination for election by Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the Board of Directors then still in office who either were members of the Board of Directors at the begin-ning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                        (iii) the stockholders of Corporation approve a merger or consolidation of Corporation with any other entity, other than (A) a merger or consolidation which would result in the voting securities of Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Corporation, at least eighty percent (80%) of the combined voting power of the voting securities of Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Corporation (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of Corporation's then outstanding securities; or

                        (iv) the stockholders of Corporation approve a plan of complete liquidation of Corporation (other than a dissolution in connection with the Board's good faith determination that the possible long-run loss of Corporation may reasonably be expected to increase unreasonably if Corporation is not dissolved) or an agreement for the sale or disposition by Corporation of all or substantially all of Corporation's assets.

                4.5. CONSULTING ARRANGEMENT. Commencing on the Termination Date
                     ----------------------
  or the Early Termination Date, as applicable, Corporation and Officer shall enter into a Consulting Arrangement pursuant to which Corporation shall pay Officer annually an amount equal to fifty percent (50%) of his Base Salary as in effect immediately prior to the Termination Date or the Early Termination Date, as applicable, which amount shall be payable in accordance with the provisions of Paragraph 3.1 above. Such Consulting Arrangement shall remain in effect for a period of two (2) years following the commencement thereof, subject to Officer's continuing willingness and availability to provide consulting services to Corporation for a minimum of forty (40) hours per month; provided, however, that on each anniversary of the commencement of the Consulting Arrangement, the term of the Consulting Arrangement shall be extended for an additional year, unless either Officer or Corporation shall have provided the other six (6) months notice to the contrary; and provided, further, that this paragraph shall have no force or effect if

  Officer's employment is terminated by Corporation for Cause (as defined in Section 4.1(b)) prior to the expiration of the Term of this Agreement.

                4.6. GROSS-UP. If any of the Total Payments (as hereinafter
                     --------
  defined) will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, Corporation shall pay to Officer, no later than the tenth (10th) day following the occurrence of any event that could give rise to the imposition of any Excise Tax, an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after deduction of any Excise Tax on the Total Payments and any federal and state and local income and Social Security tax upon the payment provided for by this paragraph, shall be equal to the excess of the Total Payments over the payment provided for by this paragraph. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all payments or benefits received or to be received by Officer in connection with a Change in Control or the termination of Officer's employment (whether payable pursuant to the terms of this Agreement or of any other plan, arrangement or agreement with Corporation, its successors, any person whose actions result in a Change in Control or any person affiliated (or which, as a result of the completion of the transactions causing a Change in Control, will become affiliated) with Corporation or such person within the meaning of
  Section 1504 of the Code (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by Corporation's independent auditors and reasonably acceptable to Officer, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
  Section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of Section 280G(b)(l) of the Code) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code, or are not otherwise subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Officer shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the residence of Officer on the Early

  Termination Date, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

                4.7. OFFSET. Although Officer shall not be required to mitigate
                     ------
  damages under this Agreement by seeking other comparable employment or otherwise, the amount of any payment or benefit provided for in this Agreement, including without limitation welfare benefits, shall be reduced by any compensation earned by or provided to Officer as the result of employment by an employer other than Corporation prior to the expiration of the Term of this Agreement; provided, however, that this Paragraph 4.7 shall not apply in the event of a Termination Upon a Change in Control.

  5. NONCOMPETITION.
     --------------

                During the Term of this Agreement and the period, if any, with respect to which Officer shall be entitled to receive Severance Payments or during which the Consulting Arrangement is in effect, Officer shall not engage in any activity competitive with the business of Corporation.

  6. MISCELLANEOUS.
     -------------

                6.1. PAYMENT OBLIGATIONS. Corporation's obligation to pay
                     -------------------
  Officer the compensation and to make the arrangements provided herein shall be unconditional, and Officer shall have no obligation whatsoever to mitigate damages hereunder. If arbitration after a Change in Control shall be brought to enforce or interpret any provision contained herein, Corporation shall, to the extent permitted by applicable law and Corporation's Articles of Incorporation and Bylaws, indemnify Officer for Officer's attorneys' fees and disbursements incurred in such arbitration.

                6.2. CONFIDENTIALITY. Officer agrees that all confidential and
                     ---------------
  proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

                6.3. WAIVER. The waiver of the breach of any provision of this
                     ------
  Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                 6.4. ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise
                      -------------------------------
  provided herein, this Agreement (together with the agreements and plans referred to herein) represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                 6.5. NOTICES. All notices and other communications under this
                      -------
  Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

                 If to Corporation:
                                     Health Science Properties, Inc.
                                     251 South Lake Avenue
                                     Pasadena, CA 91101
                                     Phone: (818)
                                     578-6812 Fax: (818) 578-6966

                  If to Officer:     Jerry M. Sudarsky
                                     2220 Avenue of the Stars
                                     Suite 1503
                                     Los Angeles, California 90067
                                     Phone: (310) 556-1832
                                     Fax: (818) 578-6966

  Any Party may change such Party's address for notices by notice duly given pursuant hereto.

                6.6. HEADINGS. The Paragraph headings herein are intended for
                     --------
  reference and shall not by themselves determine the construction or interpretation of this Agreement.

                6.7. GOVERNING LAW. Other than with respect to Paragraph 6.13
                     -------------
  below, this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

                 6.8. ARBITRATION. Any dispute arising out of or relating to
                      -----------
  this Agreement that cannot be settled by good faith negotiation between the parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitration shall be the exclusive remedy of the parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration, as provided in Exhibit A, shall not preclude the right of any party hereto involved in a dispute regarding this Agreement (each a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. Any documentation and information submitted by any party in the arbitration proceeding shall be kept strictly confidential by the parties and the arbitrator.

                In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration; provided, however, that any dispute following a Change in Control shall be governed by the provisions of Paragraph 6.1 above. The arbitrator shall make such determination and apportionment whether or not the dispute proceeds to a final award.

                6.9. SEVERABILITY. Should a court or other body of competent
                     ------------
  jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                6.10. SURVIVAL OF CORPORATION'S OBLIGATIONS. Corporation's
                      -------------------------------------
  obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of the Corporation, in which event Corporation shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by Officer.

                6.11. SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS. The rights and
                      ------------------------------------------
   obligations of the parties hereto pursuant to Paragraphs 3.5(e), 4.3, 4.4, 4.5, 4.6, 4.7, 5 and 6.1, 6.2, 6.10, 6.11 and 6.13 hereof shall survive the
   Term of this Agreement.

                6.12. COUNTERPARTS. This Agreement may be executed in one or
                      ------------
  more counterparts, all of which taken together shall constitute one and the same Agreement.

                6.13. INDEMNIFICATION. In addition to any rights to
                      ---------------
  indemnification to which Officer is entitled under the Corporation's Articles of Incorporation and Bylaws, Corporation shall indemnify Officer at all times during and after the Term of this Agreement to the maximum extent permitted under Section 2418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                             CORPORATION:


                                             HEALTH SCIENCE PROPERTIES, INC.,
                                             a Maryland corporation


                                             By:  /s/  Joel S. Marcus
                                                 -----------------------------
                                                  Joel S. Marcus
                                                  Vice Chairman and Chief
                                                  Operating Officer


                                             Date: December 27, 1994
                                                  -----------------------------

                                             OFFICER:

                                              /s/  Jerry M. Sudarsky
                                             ----------------------------------
                                             Jerry M. Sudarsky
                                             Chairman and Chief Executive
                                             Officer

                                             Date:  December 27, 1994
                                                  -----------------------------